State of Delaware
Secretary of State
Division of Corporations
Delivered 01:27 PM 08/15/2017
FILED 01:27 PM 08/15/2017
SR 20175729989 - File Number 5211378

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
GULFPORT BUCKEYE LLC

The undersigned, desiring to amend the Certificate of Formation of Gulfport Buckeye LLC (the "***Company***"), pursuant to the provisions of the Delaware Limited Liability Company Act, does hereby certify as follows:

1. The name of the Company is Gulfport Buckeye LLC.

2. The Certificate of Formation of the Company was originally filed on September 12, 2012 and assigned file number 5211378.

3. Section 1 of the Certificate of Formation of the Company shall be amended as follows, to change the name of the Company:

"The name of the limited liability company is Gulfport Appalachia, LLC."

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Formation of the Company on this 15th day of August, 2017.

By: Keri Crowell
Name: Keri Crowell
Title: Authorized Person